Exhibit 10.60

PENINSULA GAMING, LLC

DIAMOND JO, LLC

PENINSULA GAMING CORP.

$12,000,000 8 3/4% Senior Secured Notes due 2012

$10,000,000 8 3/4% Senior Secured Notes due 2012

PURCHASE AGREEMENT

December 22, 2006

JEFFERIES & COMPANY, INC.

11100 Santa Monica Boulevard

10th Floor

Los Angeles, California 90025

Ladies and Gentlemen:

Each of Peninsula Gaming, LLC, a Delaware limited liability company ("PGL"), Diamond Jo, LLC, a Delaware limited liability company ("DJL"), and Peninsula Gaming Corp., a Delaware corporation ("PGC" and, collectively with PGL and DJL, the "Issuers"), and each of the entities listed on the signature pages hereto under the heading "Subsidiary Guarantors" (the "Subsidiary Guarantors") hereby agrees with you as follows:

I.  Issuance of Securities. The Issuers propose to issue and sell to Jefferies & Company, Inc. (the "Purchaser"), and the Purchaser proposes to purchase, $12,000,000 aggregate principal amount of the Issuers' 8 3/4% Senior Secured Notes due 2012, Series A (together with the Guarantees (as defined below) endorsed thereon, the "Tranche 1 Notes"). The Issuers also propose to issue and sell to the Purchaser, and the Purchaser proposes to purchase $10,000,000 aggregate principal amount of the Issuers' 8 3/4% Senior Secured Notes due 2012, Series A (together with the Guarantees endorsed thereon, the "Tranche 2 Notes" and, together with the Tranche 1 Notes, the "New Notes").

The New Notes will be issued pursuant to an indenture, dated as of April 16, 2004, by and among the Issuers, the "Subsidiary Guarantors" (as defined in the indenture) and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented and amended (the "Indenture"). Pursuant to the Indenture and a Purchase Agreement, dated as of March 25, 2004, by and among the Issuers, the Subsidiary Guarantors and the Purchaser (the "Note Purchase Agreement"), the Issuers issued on April 16, 2004, $233,000,000 aggregate principal amount at maturity of 8 3/4% Senior Secured Notes due 2012, Series A (the "Original Notes", and together with the New Notes, the "Notes").

Pursuant to the Indenture, each of the Subsidiary Guarantors and any future subsidiary guarantor which becomes a party to the Indenture will, jointly and severally, fully and unconditionally guarantee, on a senior secured basis, to each holder of New Notes and the Trustee, the payment and performance of the Issuers' obligations under the Indenture, the New Notes and the Security Documents (as defined below), including the payment of principal, interest and premium, if any, and, if applicable, Liquidated Damages (as defined in the Indenture) on the New Notes (the "Guarantees").

Pursuant to the terns of the Security Documents, all of the respective obligations of the Issuers and the Subsidiary Guarantors under the Indenture, the New Notes and the Guarantees will be secured by security interests in, or pledges of (the "Security Interests"), the same collateral securing the Original Notes (the "Collateral").

In connection with the issuance of the New Notes, DJL and The Old Evangeline Downs, L.L.C. ("OED") have entered into a Fourth Amendment, dated as of December 22, 2006 (the "Credit Agreement Amendment"), to that certain Loan and Security Agreement, dated as of June 16, 2004, by and among DJL, OED, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the Arranger and Agent, as amended by a First Amendment, dated November 10, 2004, a Second Amendment dated as of July 12, 2005, and a Third Amendment, dated as of December 6, 2006.

The New Notes will be offered and sold to the Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act").

Upon original issuance thereof, and until such time as the same is no longer required under the Indenture or the applicable requirements of the Act, the New Notes shall bear the following legend:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE THEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED) INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF

SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION."

2.  Agreements to Sell and Purchase; Delivery and Payment. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuers shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuers, $12,000,000 aggregate principal amount at maturity of Tranche I Notes and, following the issuance, sale and purchase of the Tranche 1 Notes, $10,000,000 aggregate principal amount at maturity of Tranche 2 Notes. The purchase price for the Tranche 1 Notes and the Tranche 2 Notes shall be 99.0% of the principal amount at maturity thereof (the "Purchase Price").

In connection with the issuance of the Original Notes, the Issuers and the Subsidiary Guarantors entered into certain security and pledge agreements, mortgages and certain other collateral documents (collectively, the "Original Security Documents"), that provided for the grant of the Security Interests in the Collateral to U.S, Bank National Association, as collateral agent for the Trustee and the holders of the Notes (in such capacity, the "Secured Party"). On the Closing Date, in connection with the issuance of the New Notes, the Issuers and the Subsidiary Guarantors will enter into certain amendments to the mortgages and certain other documents (each as may be amended from time to time, collectively, the "New Security Documents") to reflect the issuance of the New Notes. The Original Security Documents, as amended and supplemented by the New Security Documents, are collectively referred to herein as the "Security Documents." The Security Interests secure the payment and performance when due of all of the respective obligations of the Issuers and the Guarantors under the Indenture, the Notes and the Guarantees.

The following documents are referred to herein as the "New Note Documents": (i) this Agreement, (ii) the New Notes (including the Guarantees), (iii) the New Security Documents and (iv) the Credit Agreement Amendment. The following documents are referred to herein as the "Original Note Documents": (i) the Original Notes (including the Guarantees), (ii) the Indenture and (iii) the Original Security Documents. The New Note Documents, together with the Original Note Documents and the Security Documents, are referred to herein as the "Note Documents." The Company is party to a senior secured credit facility (the "Senior Credit Facility"), and in connection with the Senior Credit Facility, the Trustee, as Secured Party, and the lenders thereunder or their agent entered into (and the Issuers acknowledged) an intercreditor agreement substantially in the form attached as an exhibit to the Indenture

(the "Intercreditor Agreement"). The transactions contemplated by the Note Documents, including, without limitation, the issuance and sale of the New Notes in accordance with this Agreement, collectively are referred to herein as the "Transactions."

Delivery to the Purchaser of and payment for the Tranche 1 Notes shall be made at 9:00 a.m., New York City time, on December 22, 2006 (the "Closing Date"), and, following the issuance, sale and purchase of the Tranche I Notes, delivery to the Purchaser of and payment for the Tranche 2 Notes shall be made at 10:00 a.m., New York City time, on the Closing Date, in each case at the offices of Mayer, Brown, Rowe & Maw, LLP, 1675 Broadway, New York, New York 10019. The Closing Date and the location of delivery of and the form of payment for the New Notes may be varied by agreement between the Purchaser and the Issuers.

On the Closing Date, the Issuers shall deliver to the Purchaser a certificate representing the Tranche 1 Notes and a certificate representing the Tranche 2 Notes, each registered in the name of the Purchaser, in an amount corresponding to the aggregate principal amount of each of the Tranche 1 Notes and the Tranche 2 Notes, against payment by the Purchaser of the Purchase Price therefor by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Purchaser.

On the Closing Date, in connection with the Tranche 1 Notes, the Purchaser will pay to the Issuers, by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Purchaser, $192,500.00, representing the amount of the interest payment to be made with respect to the Tranche 1 Notes by the Issuers on April 15, 2007 (the first interest payment date on the New Notes pursuant to the Indenture) less the amount of interest accruing from the date hereof to April 15, 2007 (the "Tranche 1 Interest Set-off Amount"). On the Closing Date, in connection with the Tranche 2 Notes, the Purchaser will pay to the Issuers, by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Purchaser, $160,416.67, representing the amount of the interest payment to be made with respect to the Tranche 2 Notes by the Issuers on April 15, 2007 (the first interest payment date on the New Notes pursuant to the Indenture) less the amount of interest accruing from the date hereof to April 15, 2007 (the "Tranche 2 Interest Set-off Amount"). As used in this Agreement, the term "Purchase Price" shall not include the Tranche 1 Interest Set-off Amount of the Tranche 2 Interest Set-off Amount.

3.  Agreements of the Issuer and the Subsidiary Guarantors. Each of the Issuers and the Subsidiary Guarantors, jointly and severally, hereby agrees:

(a)  Certain Events. To (i) advise the Purchaser promptly after obtaining knowledge (and, if requested by the Purchaser, confirm such advice in writing) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the New Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the New Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the New Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

(b)  Costs and Expenses. Whether or not the offer and sale of New Notes contemplated hereby is consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the performance of the obligations of the Issuers and the Subsidiary Guarantors under this Agreement, including the preparation, issuance and delivery of the New Notes, including the fees and expenses of the Trustee and the Secured Party (including fees and expenses of their respective counsel) and the cost of their respective personnel, and all costs and expenses related to the delivery of the New Notes to the Purchaser, including any transfer or other taxes payable thereon; (ii) all fees and expenses of the counsel and accountants of the Issuers and their respective direct and indirect parents and subsidiaries; (iii) the costs and charges of any transfer agent, registrar and or depositary (including DTC), (iv) all costs and expenses in connection with the continuation of the perfection, priority, effectiveness and enforceability of the Security Interests; and (v) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Purchaser in connection with the preparation, negotiation and execution, as applicable, of the New Note Documents and any other agreements or documents in connection with the Transactions and the consummation of the Transactions.

(c)  Waiver of Certain Laws. To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the New Notes, or that may affect the covenants or the performance of the Indenture or any of the Security Documents (and, to the extent it may lawfully do so, each Issuer and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or to the Secured Party in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted),

(d)  Security Interests. To do and perform all things required to be done and performed under the Security Documents prior to, on and after the Closing Date, including, without limitation, all things that are required to be done and performed under the Security Documents that are necessary or reasonably advisable to continue the perfection, priority, effectiveness and enforceability of the Security Interests.

(e)  Integration. Not to, and to ensure that no affiliate (as defined in Rule 501(b) under the Act) of any of the Issuers or the Subsidiary Guarantors will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the New Notes in a manner that would require the registration under the Act of the sale to the Purchaser.

(f)  Rule 144A Information. For so long as any of the Notes remain outstanding, during any period in which any of the Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available, upon request, to any holder of the New Notes in connection with any sale thereof and any prospective Eligible Purchaser (as defined below) of such New Notes from such holder, the information required by Rule 144A(d)(4) under the Act. "Eligible Purchaser" for purposes of this Agreement shall mean any of the following: (i) persons whom the Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), (ii) non-U.S. persons to which New Notes are sold in reliance upon Regulation S under the Act ("Regulation S Purchasers"), and (iii) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act that make certain representations and warranties to the Purchaser.

(g)  DTC. To comply with the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book entry" transfer,

(h)  No Selling Efforts or General Solicitation. Not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the New Notes in violation of the Act or (ii) solicit any offer to buy or offer to sell the New Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(i)  Performance of this Agreement. To do and perform in all material respects all things required or necessary to be done and performed on its part under this Agreement on or prior to the Closing Date and to satisfy in all material respects all conditions precedent to the delivery of the New Notes.

(j)  Further Assurances. Following the Closing Date, the Issuers and the Subsidiary Guarantors shall cooperate with the Purchaser and shall take such actions as are reasonably requested by the Purchaser to permit the Purchaser to offer, market and sell the New Notes to Eligible Purchasers (the "Resale"), including, without limitation, (i) providing the Purchaser and its advisors with such documents, information and access to properties and employees as is reasonably necessary to conduct a due diligence investigation customary in a registered offering, (ii) delivering such documents and certificates as may be reasonably requested by the Purchaser, including customary opinions of counsel, "cold comfort" letters, a registration rights agreement and other documents and agreements (including indemnification for disclosure in the offering document) comparable to those provided pursuant to the Note Purchase Agreement (taking into account changes in securities laws), (iii) preparing with the Purchaser's assistance an offering document for use in connection with the Resale and such other documents as the Purchaser reasonably determines are appropriate for the Resale, (iv) obtaining any governmental, gaming, racing, Iiquor or other regulatory approvals necessary or advisable in connection with the Resale (including quotation of the New Notes in The Portal Market and qualification of the Resale under applicable state securities laws), (v) participating in customary efforts to offer, market and sell the New Notes, including, without limitation, "road shows" or other investor meetings, and securing the reasonable participation of its senior management for such purposes, (vi) cooperating with the Purchaser, the Trustee and DTC to prepare certificates evidencing the New Notes so resold and making the New Notes so resold eligible for book-entry at DTC and taking such actions as are necessary so that the New Notes will have the same CUSIP number as, and will be fungible with, the 8 3/4% Senior Secured Notes due 2012, Series B, once the Notes issued in exchange for the New Notes have been registered under the Act, and (vii) using commercially reasonable efforts to take all other steps necessary to effect the Resale.

The provisions of this Section 3 shall survive delivery of and payment for the New Notes.

4.  Representations and Warranties of the Issuers and the Subsidiary Guarantors. Each of the Issuers and the Subsidiary Guarantors, jointly and severally, represents and warrants to the Purchaser that:

(a)  144A Eligibility. There are no securities of the same class (within the meaning of Rule 144A) as the New Notes of any of the Issuers or any of the Subsidiary Guarantors registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system. The New Notes are eligible for resale pursuant to Rule 144A under the Act.

(b)  Due Organization; Good Standing. Each of the Issuers and the Subsidiary Guarantors (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing, except where the failure to be so qualified or licensed would not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the issuers and the Subsidiary Guarantors, taken as a whole, (B) the ability of any Issuer or Subsidiary Guarantor to perform its obligations in all material respects under any of the Note Documents to which it is a party or to consummate in all material respects the offer and sale of the New Notes, (C) the enforceability of any of the Security Documents to which it is a party or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral in which it has an interest or (D) the validity of any of the Note Documents to which it is a party or the consummation of the offer and sale of the New Notes (each, a "Material Adverse Effect").

(c)  Subsidiaries. The corporate structure of the Issuers and the Subsidiary Guarantors (including all of their subsidiaries) is as set forth on Schedule 4(c) hereto. PGL directly owns 100% of the outstanding shares of capital stock or membership interests of DJL, PGC and each Subsidiary Guarantor, free and clear of all Liens (as defined in the Indenture), except for Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens (as defined in the Indenture), and Peninsula Gaming Partners, LLP, a Delaware limited liability partnership, directly owns 100% of the outstanding membership interests in PGL (except for the Seller Preferred (as defined in the Indenture)), free and clear of all Liens, except for Liens created by the Indenture and the Security Documents. Except as disclosed in the Issuers' Form 10-K for the year ended December 31, 2005, the Issuer's Form 10-Qs for the quarters ended

March 31, 2006, June 30, 2006 and September 30, 2006 and in any Current Reports on Form 8-K filed by the Issuers since January 1, 2006 and prior to the date of this Agreement (collectively, the "SEC Filings"), there are no outstanding (i) securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Issuers or the Subsidiary Guarantors, (ii) options, warrants or other rights to purchase or subscribe for any capital stock of or any membership interests in, or any securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Issuers or the Subsidiary Guarantors or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of or any membership interests in, as the case may be, any of the Issuers or the Subsidiary Guarantors, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth on Schedule 4(c) hereto, none of the Issuers or the Subsidiary Guarantors directly or indirectly owns any capital stock of or other equity interest in any person.

(d)  Power and Authority. Each of the Issuers and the Subsidiary Guarantors has (or had, at the time of execution and delivery, if executed and delivered prior to the date hereof) all requisite power and authority to execute and deliver the Note Documents to which it is a party, and has all requisite power and authority to perform its obligations under the Note Documents to which it is a party and to consummate the offer and sale of the New Notes.

(e)  Authorization of this Agreement. This Agreement and the Transactions contemplated hereby (including, without limitation, the offer and sale of the New Notes in accordance with this Agreement) have been duly authorized by each of the Issuers and the Subsidiary Guarantors, and this Agreement has been validly executed and delivered by each of the Issuers and the Subsidiary Guarantors. This Agreement is the legal, valid and binding obligation of each of the Issuers and the Subsidiary Guarantors , enforceable against each of the Issuers and the Subsidiary Guarantors in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(t)  Authorization of Notes. The New Notes have been duly authorized by each of the Issuers for issuance and sale to the Purchaser pursuant to this Agreement and, on the Closing Date, will have been validly executed, authenticated, issued and delivered by the Issuers in accordance with the terms of this Agreement and the Indenture. The issuance of each of the Tranche 1 Notes and the Tranche 2 Notes is authorized under and in compliance with the Indenture. When the New Notes have been issued and executed by the Issuers and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, the New Notes will be the legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terns, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). Upon and following delivery to the Purchaser, the New Notes will rank on a parity with all senior Indebtedness (as defined in the Indenture) of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter and senior to all other Indebtedness of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the Credit Facility is senior to the Lien on the Collateral securing the Notes and the Guarantees to the extent provided in the Intercreditor Agreement.

(g)  Authorization of Guarantees of New Notes. The Guarantee to be endorsed on the New Notes by each Subsidiary Guarantor has been duly authorized by each such Subsidiary Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Subsidiary Guarantor in accordance with the terms of the Indenture. When the New Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, the Guarantee of each Subsidiary Guarantor endorsed on the New Notes will be the legal, valid and binding obligation of each such Subsidiary Guarantor, enforceable against each such Subsidiary Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the New Notes rank and will rank on a parity with all senior Indebtedness of the Subsidiary Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all subordinated Indebtedness of the Subsidiary Guarantors that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the Credit Facility will be senior to the Lien on the Collateral securing the Notes and the Guarantees to the extent provided in the Intercreditor Agreement.

(h)  Authorization of Indenture. The Indenture and the Transactions contemplated thereby have been duly authorized by each of the Issuers and the Subsidiary Guarantors, and the Indenture and has been validly executed and delivered by each of the Issuers and the Subsidiary Guarantors. The Indenture is the legal, valid and binding obligation of each of the Issuers and the Subsidiary Guarantors enforceable against each of the Issuers and the Subsidiary Guarantors in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(i)  Authorization of Security Documents. Each of the Original Security Documents, the New Security Documents and the Transactions contemplated thereby (including, without limitation, the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by each of the Issuers and the Subsidiary Guarantors, to the extent party thereto. Each of the Original Security Documents has been, and on the Closing Date, each of the New Security Documents will have been, validly executed and delivered by the

Issuers and the Subsidiary Guarantors, to the extent party thereto. Each of the Original Security Documents has been amended in compliance with Article 9 of the Indenture and each of the New Security Documents is authorized under and in compliance with Article 9 of the indenture. On the Closing Date, each of the Security Documents will be, the legal, valid and binding obligation of each of the Issuers and the Subsidiary Guarantors, to the extent party thereto, enforceable against each of the Issuers and the Subsidiary Guarantors, to the extent party thereto, in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(j)  Security Interests. Each of the Original Security Documents to which any of the Issuers or the Subsidiary Guarantors is a party creates (and, on the Closing Date, each of the New Security Documents will create), in favor of the Secured Party for the benefit of the holders of the New Notes, a legal, valid and enforceable security interest in (subject to Permitted Liens) all of' the right, title and interest of the Issuers and the Subsidiary Guarantors, as the case may be, in the Collateral covered by the Security Documents and the proceeds thereof. The Collateral is subject to no Liens other than Permitted Liens.

(k)  Authorization of Credit Agreement Amendment. The Credit Agreement Amendment has been duly authorized by each of DJL and OED, and the Credit Agreement Amendment has been validly executed and delivered by each of DJL and OED. The Credit Agreement Amendment is the legal, valid and binding obligation of each of DJL and OED enforceable against each of DJL and OED in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(l)  No Registration. Without limiting Sections 4(o) and 4(p), no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the New Notes to the Purchaser as contemplated hereby, assuming the accuracy of the Purchaser's representations contained in Section 5 of this Agreement, No forth of general solicitation or general advertising (including, without limitation, as such terms are defined in Regulation D under the Act) was used by any of the Issuers or any of the Subsidiary Guarantors or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the New Notes. No securities of the same class as the New Notes have been offered, issued or sold by any of the Issuers or any of the Subsidiary Guarantors or any of their respective affiliates within the six-month period immediately prior to the date hereof.

(m)  No Violation. Neither DJL nor PGL is in violation of its certificate of formation or operating agreement (collectively, the "Company Charter Documents"), PGC is not in violation of its charter or bylaws (the "Capital Charter Documents"), and none of the Subsidiary Guarantors is in violation of its certificate of formation, operating agreement, charter or bylaws, as applicable (the "Subsidiary Guarantor Charter Documents" and, collectively with the Company Charter Documents and the Capital Charter Documents, the "Charter

Documents"). None of the Issuers or the Subsidiary Guarantors is (i) in violation of any Federal, state, municipal, county, parish, local or foreign statute, law, ordinance or standard applicable to it, or any judgment, decree, rule, regulation or order applicable to it (including, without limitation, common law and Chapter 99F of the Code of Iowa (1999), the Iowa Racing and Gaming Commission, the Louisiana Parr-Mutuel Live Racing Facility Economic Redevelopment and Gaming Control Act, the Louisiana Gaming Control Law and the Video Draw Poker Device Control Law) in each case including the rules and regulations promulgated thereunder (collectively, "Applicable Law"), of any government, governmental or regulatory agency or body (including, without limitation, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board, the Louisiana State Racing Commission or other applicable gaming or racing authority) (each, a "Gaming Authority"), court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority") or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or any of their respective property is bound (collectively, "Applicable Agreements"), other than, in the case of each of the immediately preceding clauses (i) and (ii), violations, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would reasonably be expected to (x) constitute a violation of (A) the Charter Documents or (B) Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (x)(B),(y) and (z), such violations, breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect with respect to the Issuers and the Subsidiary Guarantors, and are legal, valid and binding obligations of the Issuers and the Subsidiary Guarantors.

(n)  No Conflict. None of the execution, delivery or performance of any of the Note Documents (including, without limitation, the issuance and sale of each of the Tranche 1 Notes and the Tranche 2 Notes), nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of or any capital stock of or membership interests in any of the Issuers or the Subsidiary Guarantors (except for Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement, (iii) in the case of the New Note Documents, any Original Note Document (including the indenture), or (iv) (assuming the accuracy of the representations and warranties of the Purchaser in Section 5 of this Agreement) any Applicable Law, other than, in the case of the immediately preceding clauses (ii) and (iv), such violations, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. After giving effect to the Transactions contemplated hereby, no Default or Event of Default (each, as defined in the Indenture) will exist.

(o)  Permits. Assuming the accuracy of the representations and warranties of the Purchaser in Section 5 of this Agreement and except as disclosed in the SEC Filings, no permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, "Permits")

is required to own, lease, use and operate its properties and assets and to conduct and carry on its businesses, or in connection with, or as a condition to, the execution, delivery or performance of any of the Note Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) such Permits that may be required to permit the Resale and the other transactions contemplated by Section 3(j), and (ii) such Permits, the failure of which to make or obtain would not, singly or in the aggregate, have a Material Adverse Effect.

(p)  No Proceedings. Except as disclosed in the SEC Filings, and other than ongoing general licensing investigations conducted in the ordinary course of business, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, any investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Issuers and the Subsidiary Guarantors, threatened, either (i) in connection with, or that seeks to restrain, enjoin or prevent the consummation of, or that otherwise objects to, any of the Note Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect. None of the Issuers or the Subsidiary Guarantors is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Issuers and the Subsidiary Guarantors, threatened that (i) asserts that the offer, sale and delivery of' the New Notes to the Purchaser pursuant to this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the New Notes.

(q)           Related Persons. Except as set forth on Schedule 4(q) hereto, each of the Issuers' and the Subsidiary Guarantors' respective directors, officers, key personnel, partners, members and persons holding a five percent or greater equity or economic interest in the Issuers (each of such persons, a "Regulated Person" and, collectively, the "Regulated Persons") has all Permits (including, without limitation, Permits with respect to engaging in gaming or racing operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses of the Issuers and the Guarantors, other than such Permits the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect (a "Material Permit"). All Material Permits are valid and in full force and effect. Each of the Regulated Persons is in compliance with the terms and conditions of all Permits (including, without limitation, Permits with respect to engaging in gaming or racing operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses of the Issuers and the Guarantors, other than where such failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect. None of the execution, delivery or performance of any of the Note Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, will allow or result in, and no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any Material Permit or any material impairment of the rights of the holder of any Material Permit. None of the Issuers or the Subsidiary Guarantors has received any notice from any issuer, and the

Issuers and the Subsidiary Guarantors have no actual knowledge, that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any Material Permit.

(r)  No Investigations of Regulated Persons. To the knowledge of the Issuers and the Subsidiary Guarantors, except as disclosed in the SEC Filings, no Gaming Authority is investigating any Regulated Person, other than ongoing general licensing investigations conducted in the ordinary course of business.

(s)  Title to Assets. Each of the Issuers and the Subsidiary Guarantors (i) has good and marketable title, free and clear of all Liens (other than Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens), to all of the property and assets owned by it and (ii) holds a valid leasehold interest with respect to each such lease and will remain in possession of the real property leased pursuant to those leases until the date the lease expires in accordance with its terms. PGC has no assets, other than assets received in payment for its capital stock.

(t)  Sufficiency and Condition of Assets. The assets of each of the Issuers and the Subsidiary Guarantors include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted and as proposed to be conducted (as described in the SEC Filings), and such assets are in working condition, except where the failure of such assets to be in working condition would not, singly or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, each of the properties of the Issuers and the Subsidiary Guarantors (including, without limitation, all buildings, structures, improvements and fixtures located thereon, thereunder, thereover or therein, and all appurtenances thereto and other aspects thereof) is otherwise suitable, sufficient, adequate and appropriate in all respects (including physical, structural, operational, legal, practical and otherwise) for its current and proposed use, operation and occupancy, except, in each such case, for such failures to meet such standards as would not, singly or in the aggregate, have a Material Adverse Effect.

(u)  Insurance. Each of the Issuers and the Subsidiary Guarantors maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

(v)  Real Property. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Issuers and the Subsidiary Guarantors, is threatened, with respect to or that could affect any real properties owned by any of the Issuers or the Subsidiary Guarantors, except for such proceedings as would not, singly or in the aggregate, have a Material Adverse Effect. No real property owned by any of the Issuers or the Subsidiary Guarantors is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party. There is no real property currently under contract or subject to an option in favor of any of the Issuers or the Subsidiary Guarantors, except for real property which the failure of the Issuers or the Subsidiary Guarantors to acquire, would not, singly or in the aggregate, have a Material Adverse Effect.

(w)  SEC Filings The SEC Filings, at the time filed with the Commission conformed in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(x)  Taxes. All material tax returns required to be filed by any of the Issuers or the Subsidiary Guarantors in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from any of the Issuers or the Subsidiary Guarantors have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuers or the Subsidiary Guarantors, as applicable, in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). There are no actual or proposed additional tax assessments for any tax period against any of the Issuers or the Subsidiary Guarantors that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books and records of the Issuers or the Subsidiary Guarantors, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.

(y)  Intellectual Property. The Issuers and the Subsidiary Guarantors own, possess or are licensed under, and have the right to use, all trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") currently used in and material to the conduct of their business, free and clear of all Liens, other than Permitted Liens. To the knowledge of the Issuers and the Subsidiary Guarantors, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Issuers and there is no valid basis for any such claim, and the use of such Intellectual Property by the Issuers or the Subsidiary Guarantors will not infringe on the Intellectual Property rights of any other person.

(z)  Accounting Controls. Each of the Issuers and the Subsidiary Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(aa)         Disclosure Controls. Each of the Issuers and the Subsidiary Guarantors has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over fmancial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the

Issuers, including their consolidated subsidiaries, is made known to the Issuers' Chief Executive Officer and Chief Financial Officer by others within those entities, and, except as disclosed in the SEC Filings, such disclosure controls and procedures are effective to perform the functions for which they were established. The Issuers' independent auditors and boards of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect any of the Issuers' and the Subsidiary Guarantors' ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in any of the Issuers' or the Subsidiary Guarantors' internal controls. All material weaknesses, if any, in internal controls have been identified to the Issuers' and the Subsidiary Guarantors' independent auditors. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of each of the Issuers and the Subsidiary Guarantors have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct. The Issuers, the Subsidiary Guarantors and their respective directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(bb)         Financial Statements. The audited historical consolidated financial statements and related notes of PGL and its subsidiaries contained in the SEC Filings (the "Company Financial Statements") present fairly in all material respects the consolidated financial position, results of operations and cash flows of PGL and its subsidiaries as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP consistently applied throughout the periods involved. Immediately following each Closing, except for their liabilities under the New Notes issued pursuant to this Agreement, none of the Issuers or the Guarantors will have any liabilities, absolute, accrued, contingent or otherwise other than: (i) liabilities that are reflected in the Company Financial Statements (as defined below) or (ii) liabilities incurred subsequent to September 30, 2006 (the "Balance Sheet Date"), in the ordinary course of business, that would not, singly or in the aggregate, have a Material Adverse Effect. Nothing has come to the attention of the Issuers that would indicate that the Company Financial Statements are not true and correct in all material respects as of their respective dates.

(cc)         No Material Adverse Change. Subsequent to the Balance Sheet Date, except as disclosed in the SEC Filings, (i) none of the Issuers or the Subsidiary Guarantors has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or membership interests, as the case may be, or any material increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Issuers or the Subsidiary Guarantors, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Issuers or the Subsidiary Guarantors, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Subsidiary Guarantors taken as a whole (each of clauses (i) and (iii), a "Material Adverse Change"). To the actual knowledge of the Issuers after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Filings.

(dd)         Solvency. Each of the Issuers and the Subsidiary Guarantors is incurring its respective indebtedness under the New Notes for proper purposes and in good faith. Immediately before and after giving effect to the issuance of the New Notes, for the Issuers (on a consolidated basis with the Subsidiary Guarantors) and for each of the Subsidiary Guarantors, in all cases considered as going concerns, (i) its assets at a fair valuation, exceeds the sum of its debts; (ii) the present fair salable value of its assets is not less than the amount that will be required to pay its probably liability on its existing debts as they become absolute and matured, (iii) it has and will have adequate capital with which to conduct the business it is presently conducting and presently anticipates conducting; and (iv) it does not intend to incur, and does not believe and reasonably should not believe that it will incur, debts beyond its ability to pay as those debts become due. Neither the Issuers nor any Subsidiary Guarantor is aware of any reason why it would be inappropriate to consider the Issuers or the Subsidiary Guarantors as a going concern. For purposes of this paragraph, "debts" includes contingent and unliquidated debts, at a fair valuation.

(ee)         ERISA. Neither of the Issuers or any of the Subsidiary Guarantors nor any of their respective "Affiliates" maintains a plan that is intended to qualify under Section 401(a) of the Code, or is a "party in interest" or a "disqualified person" with respect to any employee benefit plans. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in either of the Issuers or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Issuers or any of the Subsidiary Guarantors nor any trade or business under common control with the Issuers or the Subsidiary Guarantors (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA").

The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (collectively the "Code").

(ff)           Investment Company Act and Other Federal Regulations. None of the Issuers or the Subsidiary Guarantors has taken, and none of them will take, any action that may cause this Agreement or the issuance of the New Notes to violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.P.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of

Governors of the Federal Reserve System). None of the Issuers or the Subsidiary Guarantors is subject to regulation, or shall become subject to regulation upon the consummation of the offering and sale of the New Notes and the application of the net proceeds thereof, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder. The Company intends to use the net proceeds from the sale of the New Notes for general corporate purposes.

(gg)         No Brokers. None of the Issuers or the Subsidiary Guarantors has dealt with any broker, finder, commission agent or other person (other than the Purchaser) in connection with the offer and sale of the New Notes and none of the Issuers or the Subsidiary Guarantors is under any obligation to pay any broker's fee or commission in connection with the offer and sale of the New Notes.

(hh)         No Labor Disputes. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Issuers or the Subsidiary Guarantors is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuers and the Subsidiary Guarantors, threatened against any of the Issuers or the Subsidiary Guarantors before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Issuers and the Subsidiary Guarantors, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuers and the Subsidiary Guarantors, threatened against any of the Issuers or the Subsidiary Guarantors, and (iii) no union representation question existing with respect to the employees of any of the Issuers or the Subsidiary Guarantors, and, to the knowledge of the Issuers and the Subsidiary Guarantors, no union organizing activities are taking place except, in the case of each of clauses (i), (ii) and (iii) above, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Environmental Laws. Except as disclosed in the SEC Filings or as otherwise would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise require disclosure in the SEC Filings, (i) none of the Issuers or the Subsidiary Guarantors has been or is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the knowledge of the Issuers and the Subsidiary Guarantors, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) none of the Issuers or the Subsidiary Guarantors has received any communication (written or oral), whether from a Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or, to the knowledge of the Issuers and the Subsidiary Guarantors, threatened claim, action, investigation, notice (written or oral) or other Proceeding by any person or entity alleging potential liability of any of the Issuers or the Subsidiary Guarantors (or against any person or entity for whose acts or omissions any of the Issuers or the Subsidiary Guarantors is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) to the knowledge of the Issuers and the Subsidiary Guarantors, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim.

Each of the Issuers and the Subsidiary Guarantors, as appropriate, has conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of each of the Issuers and the Subsidiary Guarantors, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Issuers and the Subsidiary Guarantors have reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the SEC Filings.

(jj)           Representations and Warranties. Each certificate signed pursuant to Section 6(a)(iv) by any officer of any of the Issuers or the Subsidiary Guarantors and delivered to the Purchaser or counsel for the Purchaser pursuant to this Agreement shall be deemed to be a representation and warranty by such Issuer or Subsidiary Guarantor to the Purchaser as to the matters covered thereby.

5,  Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Issuers that:

(a)           QIB. It is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the New Notes. It is not acquiring the New Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(b)           No General Solicitation. It has not and will not solicit offers for, or offer or sell, the New Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(c)           Resales. It will offer and sell the New Notes only (A) to Eligible Purchasers, (B) in a transaction otherwise exempt from the Act or (C) pursuant to registration under the Act.

(d)           Power and Authority. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by it. It will act in accordance with the terms and conditions set forth in this Agreement in connection with the placement of the New Notes contemplated hereby.

(e)           Stop Transfer. It acknowledges that in the event that it does not comply with any of the terms of resale contained in this Section 5, "stop transfer" instructions may be noted against the New Notes sold or attempted to be sold by it.

(f)            Elections Regarding Original Issue Discount. It will not make any election under Treasury Regulations Section 1.1272-3 to treat all interest on the New Notes as original issue discount.

The provisions of this Section 5 shall survive delivery of and payment for the New Notes.

6.  Conditions.

(a)  Conditions to Obligations of Purchaser. The obligations of the Purchaser to purchase the New Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i)                            Representations and Warranties of the Issuers and Subsidiary Guarantors. All the representations and warranties of each of the Issuers and the Subsidiary Guarantors in this Agreement and in each of the other Note Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions consummated on or prior to the Closing Date with the same force and effect as if made on and as of such date (except to the extent that any such representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) only as of such earlier date). On or prior to the Closing Date, each of the Issuers and the Subsidiary Guarantors and, to the knowledge of the Issuers and the Subsidiary Guarantors, each other party to the Note Documents (other than the Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts required to be performed, complied with or satisfied as of or prior to the Closing Date pursuant to the Note Documents.

(ii)                           No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the issuance and sale of the New Notes; and no stop order suspending the qualification or exemption from qualification of any of the New Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuers and the Subsidiary Guarantors, be pending or contemplated as of the Closing Date.

(iii)                          No Proceedings. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the issuance and sale of the New Notes; except as disclosed in the SEC Filings, no Proceeding shall be pending or, to the knowledge of the Issuers and the

Subsidiary Guarantors, threatened, other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the New Notes, and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv)                          Officers’, Secretary's and Solvency Certificates. The Purchaser shall have received on the Closing Date:

(A)          certificates dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Issuers and the Subsidiary Guarantors, on behalf of the Issuers and the Subsidiary Guarantors, confirming the matters set forth in paragraphs (i), (ii), (iii) and (vi) of this Section 6(a),

(B)           a certificate, dated the Closing Date, signed by the Secretary or Secretaries of each of the Issuers and the Subsidiary Guarantors, certifying such matters as the Purchaser may reasonably request, and

(C)           a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuers and the Subsidiary Guarantors substantially in the form previously approved by the Purchaser.

(v)                           Opinions of Counsel. The Purchaser shall have received a favorable opinion (in form and substance reasonably satisfactory to the Purchaser and counsel to the Purchaser), dated the Closing Date, of each of the following:

(A)          Mayer, Brown, Rowe & Maw LLP, special counsel to the Issuers and the Subsidiary Guarantors;

(B)           Lane & Waterman, special Iowa counsel and special Iowa gaming counsel to the Issuers and the Subsidiary Guarantors; and

(C)           Brantley & Associates, special Louisiana counsel and Special Louisiana gaming counsel to the Issuers and the Subsidiary Guarantors.

(vi)                          Permits. All Permits required to be obtained from, and all notices or declarations required to be made with, any Gaming Authority or other Governmental Authority to permit the issuance and sale of the New Notes in accordance with the terms of, and in the aggregate principal amount set forth in, this Agreement shall have been obtained and made, in each case free of any conditions other than those set forth in this Agreement.

(vii)                         New Security Documents. The Issuer and the Subsidiary Guarantors shall have furnished to the Purchaser:

(A)          the New Security Documents duly executed, and if appropriate, notarized, by the respective parties thereto, in form and substance reasonably acceptable to the Purchaser, to be recorded on or about the Closing Date in all jurisdictions that may be deemed necessary or, in the reasonable opinion of the Secured Party, desirable to perfect or continue the perfection of the Liens created by the Original Security Documents covering the Collateral and to secure obligations of the Issuer and the Subsidiary Guarantors under the New Notes,

(B)           endorsements to the existing title insurance policies insuring the liens of the Original Security Documents (I) increasing the coverage thereunder to reflect the issuance of the New Notes, (II) dating down the effective date of such coverage to the Closing Date, (III) reflecting the execution and delivery of the New Security Documents, and (IV) providing for such other matters as the Purchaser may reasonably require, all in form and substance reasonably satisfactory to the Purchaser, and

(C)           any other documents required to be delivered on the Closing Date to the Secured Party pursuant to the Security Documents and reasonable evidence that all other actions necessary or, in the reasonable opinion of the Secured Party, desirable to perfect and protect the Liens created by the Security Documents have been taken.

(viii)                        New Notes. The obligations of the Purchaser to purchase the Tranche 2 Notes under this Agreement are subject to the prior issuance, sale and purchase of the Tranche 1 Notes pursuant to this Agreement.

(ix)                           Additional Documents. Counsel to the Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

(b)  Conditions to the Issuers' and the Subsidiary Guarantors' Obligations. The obligations of the Issuers to sell, and the Subsidiary Guarantors to guarantee, the New Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i)                            Payment. The Purchaser shall have delivered payments to the Issuers for the New Notes pursuant to Section 2 of this Agreement.

(ii)                           Representations and Warranties. All of the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

(iii)                          No Injunctions. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the New Notes; and no stop order suspending the qualification or exemption from qualification of any of the New Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

7.  Miscellaneous.

(a)  Notices. Notices given pursuant to any provision of this Agreement shall be delivered or sent by mail or facsimile transmission as follows:

(i)            if to any of the Issuers and the Subsidiary Guarantors, to Diamond Jo Worth, LLC, 3rd Street Ice Harbor, P.O. Box 1750, Dubuque, lowa 52001, facsimile number (563) 557-0549, Attention: Chief Financial Officer, with a copy to Peninsula Gaming Partners, LLC, 7137 Mission Hills Drive, Las Vegas, Nevada 89113, facsimile number (702) 247-6822, Attention: Michael S. Luzich, and another copy to Mayer, Brown, Rowe & Maw, LLP, 1675 Broadway, New York, New York 10019, facsimile number (212) 262-1910, Attention: Nazim Zilkha, Esq., and

(ii)           if to the Purchaser, to Jefferies & Company, Inc., 520 Madison Avenue, l2th Floor, New York, New York 10022, Attention: Lloyd Feller, Esq., with a copy to Jefferics & Company, lnc., The Metro Center, One Station Place, Three North, Stamford, Connecticut 06902, Attention: Robert J. Welch, and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, facsimile number (213) 687-5600, Attention: Nicholas P. Saggese, Esq.

or in any case to such other address as the person to be notified may have requested in writing.

(b)  Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Issuers and the Subsidiary Guarantors, the Purchaser, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the New Notes from the Purchaser merely because of such purchase. This Agreement shall not be assigned by the Purchaser to any other party without the written consent of the issuers.

(c)  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF TIIE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACT1ON OR PROCEEDING ARISING OUT OF OR RLLA'TING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY,

JURISDICTION OF THE AFORESAID COURTS, EACH OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFEC'T'IVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH IIEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE ISSUERS OR THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

(d)  Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

(f)  Interpretation. The words "include," "includes," and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 22, 2006. The words "hereof," "herein," "herewith," "hereby" and "hereunder" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "to the knowledge of the Issuers and the Subsidiary Guarantors" means the actual knowledge, after due inquiry, of any of the members, managers, directors or officers of any of the Issuers or the Subsidiary Guarantors, respectively, or any of their respective controlling persons. For purposes of this Agreement and the representations, warranties, covenants and agreements herein, the Purchaser shall not be deemed to be an affiliate of the Issuers or the Subsidiary Guarantors. Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

(g)  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)  Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

[signature pages follow]

                Please confirm that the foregoing correctly sets forth the agreement among the Issuers, the Subsidiary Guarantors and the Purchaser.

Very truly yours,

“Issuers”

Peninsula Gaming, LLC

By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

Peninsula Gaming, Corp.

By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

Diamond Jo, LLC

By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

“Subsidiary Guarantors”

The Old Evangeline Downs, LLC

By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

Accepted and Agreed to:

Jefferies & Company, Inc

By:	/s/ Christian Morris
Name: Christian Morris
Title: Managing Director